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                                                                    EXHIBIT 10.5


                             IRIDIUM OPTION PLAN


         1.      NAME AND PURPOSE

         1.1     Name.  The name of this plan is the Iridium Option Plan
(the "Plan").

         1.2 Purpose. The purpose of the Plan is to attract and retain the best available personnel with entrepreneurial qualities for positions of substantial responsibility and certain other key employees, to promote the success of Iridium's business, and create a situation where Employees may receive economic gain for the growth and performance of Iridium. To accomplish such purpose, the Plan provides a means whereby Employees may acquire Shares consisting of Class 1 Membership Interests in Iridium, through the grant of Options for the purchase of Shares.

         2.      DEFINITIONS

         2.1 General Definitions. The following words and phrases, when used herein, unless otherwise specifically defined or unless the context clearly indicates otherwise, shall have the following meanings.

                 (a) Affiliate means any corporation, partnership, joint venture or other business entity in which Iridium holds an ownership interest.

                 (b)      Board means the Board of Directors of Iridium.

                 (c)      Change in Control means the events described in
                 Section 11.

                 (d) Code means the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto.

                 (e) Committee means the Committee appointed by the Board to administer the Plan.

                 (f)      Directors means members of the Board of Iridium.

                 (g) Disinterested Person means a person described in Rule 16b-3(c)(2) or any successor definition adopted by the SEC.

                 (h)      Effective Date means January 1, 1996.

                 (i) Employee means any person, including officers, employed by Iridium on a full-time basis.

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                 (j)      Exchange Act means the Securities Exchange Act of
                 1934, as amended.

                 (k) Fair Market Value means, for Shares which are not publicly traded, the value of such Shares determined for purposes of the Plan by the Committee, considering the average price paid or committed to be paid by purchasers, or committed purchasers, of Shares of Iridium in arm's length transactions during the twelve month period prior to the date of determination. The Fair Market Value shall also consider the appraised value per Share determined by any available independent valuation by an investment banking firm using generally accepted valuation methods. If Shares are publicly traded, the Fair Market Value shall be the average of the high and low sale prices of Shares as reported for the principal market in which the Shares are traded on a given date, or, in the absence of sales on a given date, the average of the high and low sale prices (as so reported) on the last previous day on which a sale occurred prior to such date.

                 (l) Iridium means Iridium LLC, a Delaware limited liability company, or any successor thereto. Prior to July 29, 1996, Iridium was known as Iridium, Inc.

                 (m) Option means an option to purchase Shares granted to an Employee.

                 (n) Option Agreement means the written option agreement referred to in Section 4.3.

                 (o) Optionee means an Employee who has been granted an Option under the Plan.

                 (p) Plan means the Iridium Option Plan and all amendments and supplements thereto.

                 (q)      Plan Year means the calendar year.

                 (r) Public Offering means the registration in accordance with the Securities Act of 1933, and issuance on an established securities exchange, of a class of equity securities by Iridium or by another entity which, at the time of such registration and issuance, (1) is a member of Iridium,
                 (2) does not engage in a trade or business or hold significant assets other than cash and Shares in Iridium, and does not intend to do so in the future, and (3) acknowledges in writing that shares of such class of equity securities are available for purposes of the Plan. The Committee shall determine whether a Public Offering has occurred; provided, however, that no Public Offering shall be deemed to have occurred to the extent that a substitution of Shares pursuant to Section
                 3.3 would adversely affect





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                 Iridium's status as a limited liability company without its consent or violate applicable Federal or state securities laws.

                 (s) Rule 16b-3 means rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

                 (t)      SAR means a stock appreciation right.

                 (u)      SEC means the Securities and Exchange Commission.

                 (v) Share means a Class 1 Membership Interest in Iridium LLC, a limited liability company under the Delaware Limited Liability Company Act. For the period prior to July 29, 1996, the term "Share" refers to the then outstanding common stock of Iridium, Inc. If a substitution of shares occurs pursuant to Section 3.3, the term "Share" shall refer to the equity securities so substituted.

                 (w) Statutory refers to an Option intended to qualify as an incentive stock option for purposes of Section 422 (or any successor section) of the Code.

         2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Option Agreement may be defined elsewhere in the Plan or in such Option Agreement.

         3.      SHARES SUBJECT TO PLAN

         3.1 Number of Shares. The number of Shares for which Options or SARs may be granted under the Plan shall be 35,000 Shares, subject to Sections
3.2 and 3.3. Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by Iridium. If there is a Public Offering, no Employee may thereafter receive Options or SARs relating to more than 7,500 Shares in any Plan Year (as adjusted pursuant to Section 3.3).

         3.2 Reusage. If, prior to the end of the period during which Options and SARs may be granted under the Plan, an Option or SAR under the Plan expires or is terminated, surrendered or canceled without having been fully exercised, in whole or in part, for any reason, the number of Shares subject to such Option or SAR (or the unexercised, terminated, forfeited or unearned portion thereof) shall be added to the remaining number of Shares that may be subject to Options and SARs granted under the Plan.

         3.3 Adjustments. If a Public Offering occurs, there shall be substituted for the Shares then available for Options and SARs hereunder an amount of the equity securities made available in such Public Offering of equivalent Fair Market Value and, to the extent possible, of equivalent rights and features. If, either before or after a Public Offering, there is any change in the





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outstanding Shares by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination, exchange of shares, or other similar corporate change, the aggregate number and kind of Shares (or other equity interests) available for Options or SARs, and the number and kind of Shares (or other equity interests) subject to outstanding Options or SARs, and the price of each of the foregoing, as applicable, shall be appropriately adjusted by the Committee, as it deems appropriate, to provide Optionees with the same relative value and, to the extent possible, rights and features before and after such adjustment.

         4.      SHARE OPTIONS

         4.1 Grant of Options. The Committee shall have authority to grant Options to Employees. The Committee shall determine (a) the number of Shares subject to each Option; (b) the exercise price per Share, as described in
Section 4.2; (c) the term of the Option, which shall not exceed ten (10) years;
(d) the time or times at which the Option may be exercised and the number of Shares to which such exercise may relate; (e) whether the Option is a Statutory Option; and (f) all other terms and conditions of the Option. The Committee may accelerate the exercisability of any Option, including the waiver or modification of any installment exercise provisions.

         4.2 Exercise Price. The per share exercise price of an Option shall be the Fair Market Value of a Share subject to the Option on the date of grant.

         4.3 Option Agreement; Conditions of Grant. Options granted to an Employee shall be evidenced by a written Option Agreement, executed by the Employee and Iridium, in such form, and containing such terms, conditions and restrictions, as the Committee shall determine. Such terms, conditions and restrictions may include, in addition to those set forth in Section 4.1 hereto, but are not limited to: (a) provision for the forfeiture of all or part of the Option, or of Shares received upon exercise of the Option, upon the occurrence or nonoccurrence of specified events, (b) restrictions on the sale, resale or other disposition of Shares received upon exercise of the Option, (c) restrictions with respect to the right to vote such Shares, (d) put or call rights with respect to such Shares, (e) provisions to comply with federal and/or state securities laws, and/or (f) other conditions or restrictions deemed appropriate by the Committee. Option Agreements need not be identical.

         4.4     Exercise of Options; Payment.

         (a) A vested Option may be exercised by the Optionee only after a Public Offering as and to the extent described in the Option Agreement, by submitting to Iridium such form(s) as are prescribed for such purpose. Iridium may require the surrender of the Option certificate if one has been issued. No Option shall be exercisable for less than a minimum of ten (10) Shares except in cases where the number of Shares represented by the Option being exercised is less





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than ten (10), in which case, the Option shall not be exercisable for less than all Shares represented by such Option. No Option may be exercised after expiration of its stated term.

         (b) Payment for Shares purchased upon exercise of an Option shall be made in full, in cash or by such other manner as may be authorized from time to time by the Committee, for all Shares purchased at the time. No fractional Shares may be purchased.

         4.5 Additional Rules Applicable to Statutory Options. Notwithstanding any provision of the Plan to the contrary, an Option shall not be a Statutory Option unless it satisfies the provisions of this Section.

         (a) The exercise price of a Statutory Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares subject to such Option at the time of grant.

         (b) The aggregate Fair Market Value (determined with respect to each Option at the time it is granted) of the Shares with respect to which a Statutory Option is exercisable for the first time by an Optionee during any calendar year (under this Plan or any other plan of Iridium or of a parent or subsidiary corporation (as determined under Section 424(e) and (f) of the Code)) shall not exceed one hundred thousand dollars ($100,000).

         (c) If a Statutory Option is granted to an Optionee who, on the date of grant, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Iridium or of a parent or subsidiary corporation (as determined under Section 424(e) and (f) of the Code), (1) the option price for such Statutory Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Statutory Option on the date of grant, and (2) such Statutory Option shall not be exercisable after the date five (5) years from its date of grant.

         (d) A Statutory Option shall be designated as such in the Option Agreement.

         5.      STOCK APPRECIATION RIGHTS

         5.1 Grants of SARs. SARs may be awarded by the Committee in connection with any Option granted under the Plan, either on the date of grant of the Option or thereafter at any time prior to the exercise, termination or expiration of the Option. SARs shall be subject to such terms, restrictions and conditions, as described in Article IV with respect to Options, as the Committee shall determine.

         5.2 Exercise of SARs. An SAR shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of an SAR, the related Option shall be canceled with respect to an





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equal number of Shares.  An SAR shall entitle the Optionee to surrender to
Iridium unexercised the related Option, or any portion thereof to the extent then vested, and to receive from Iridium in exchange therefor that number of Shares having an aggregate Fair Market Value equal to (a) the excess of (1) the Fair Market Value of one Share as of the date the SAR is exercised over (2) the Option exercise price per Share specified in the Option Agreement, multiplied by (b) the number of Shares subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

         5.3. Settlement of SARs. As soon as is reasonably practicable after the exercise of an SAR, but subject to Section 13.1, Iridium shall (a) issue, in the name of the Optionee, certificates representing the total number of full Shares to which the Optionee is entitled pursuant to Section 5.2 above and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, and (b) if the Committee causes Iridium to settle all or part of its obligations arising out of the exercise of the SAR in cash pursuant to Section 5.4, deliver to the Optionee an amount in cash equal to the fair market value, as of the date of exercise, of the Shares it would otherwise be obligated to deliver.

         5.4 Cash Settlement. The Committee, in its discretion, may cause Iridium to settle all or any part of its obligation arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the fair market value of such shares on the date of exercise. Such settlement shall be net of any required withholding taxes.

         5.5 Cancellation of SARs. Upon the exercise of all or a portion of a Option, the related SAR, if any, shall be canceled with respect to an equal number of Shares.

         6.      ELIGIBILITY

         Subject to the terms and conditions of the Plan, the Committee may, from time to time, designate one or more active Employees to receive a grant of Options and/or SARs under the Plan. In making its determinations. the Committee shall consider the nature of the services rendered by such individuals; their past, present and expected future contributions to Iridium; and such other factors as the Committee, in its sole and absolute discretion, shall determine.

         7.      ADMINISTRATION

         7.1 Committee. The Board shall appoint a Committee consisting of at least three members to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, and remove all members of the





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Committee and thereafter directly administer the Plan.  References to the
Committee hereunder shall include the Board where appropriate. If there is a Public Offering, or the Shares otherwise becomes subject to Section 16 of the Exchange Act, the membership of the Committee or any successor committee shall thereafter be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code, if applicable at the time. In such event, no member of the Committee shall have within one year prior to his appointment received awards under the Plan or under any other plan, program or arrangement of Iridium or any of its Affiliates if such receipt would cause such member to cease to be a Disinterested Person under Rule 16b-3; provided that if at any time Rule 16b-3 so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, one or more members of the Committee may cease to be a Disinterested Person.

         7.2 Authority. Subject to the terms of the Plan, the Committee shall have complete power and authority to:

                 (a) determine the Employees to whom Options or SARs are granted, the amounts to be granted and the time of all such grants;

                 (b) determine the terms, conditions and provisions of, and restrictions relating to, each Option and SAR granted;

                 (c) administer, interpret and construe the Plan and the Option and SAR Agreements;

                 (d) prescribe, amend (subject to Sections 8, 9 and 10) and revoke rules and regulations relating to the Plan;

                 (e) maintain accounts, records and ledgers relating to the Plan;

                 (f) maintain records concerning its decisions and proceedings;

                 (g) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

                 (h) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

         7.3 Determinations. All determinations of the Committee shall be final, binding and conclusive upon all persons, including Iridium and Optionees and their respective legal representatives, successors in interest and permitted assigns and upon all other persons claiming by, through, under or against any of them. The Committee's determinations under the Plan,





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including without limitation, determinations as to the persons to receive awards and the terms and provisions of such awards and of the agreements evidencing the same, need not be uniform and may be made by the Committee selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

         8.      AMENDMENT

         Except as hereinafter provided, and except as may be required after a Public Offering for compliance with Rule 16b-3 and Section 162(m) of the Code, the Board or the Committee shall have the right and power to amend the Plan at any time and from time to time. Neither the Board nor the Committee may amend the Plan in a manner which would impair or adversely affect the rights of the holder of an Option or SAR without the holder's consent. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires shareholder approval with respect to the Plan or any type of Plan amendment, then to the extent so required, shareholder approval shall be obtained.

         9.      TERM AND TERMINATION

         9.1 Term. The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, shall continue in full force and effect until five (5) years from the Effective Date, unless sooner terminated by the Board.

         9.2 Termination. The Plan may be terminated at any time by the Board. Termination shall not in any manner impair or adversely affect any Option Agreement outstanding at the time of termination.

         10.     MODIFICATION OR TERMINATION

         10.1 General. Subject to the provisions of Section 10.2, the amendment or termination of the Plan shall not impair or adversely affect any Option Agreement granted prior to such amendment or termination.

         10.2 Committee's Right. Any Option or SAR may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Option Agreement or with the consent of the Optionee to whom such Option or SAR was granted.





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         11.     CHANGE IN CONTROL

         11.1 Option Vesting and Payment. Upon the occurrence of a Change in Control, each Option or SAR outstanding on the date on which the Change in Control occurs shall immediately become One Hundred percent (100%) vested, and Iridium shall purchase any or all such Options or SARs for an immediate lump-sum cash payment equal to the product of (a) the excess, if any, of the higher of (1) the Fair Market Value of Shares on the date immediately prior to the date of payment, or (2) the highest per Share price actually paid in connection with the Change in Control, over the per Share exercise price of each such Option held, and (b) the number of Shares covered by each such Option or SAR.

         11.2 Change in Control. A Change in Control shall mean a sale at any given time by one or more Shareholders of a total of fifty percent (50%) or more of the then outstanding Shares (other than in a sale in connection with a Public Offering) to a third party or parties who are not holders of Shares and are not affiliated with holders of Shares, and following which the members of the Board prior to the sale cease to constitute a majority of the Board. A change in the form of the Company, whether through merger or otherwise, shall, however, not be a Change in Control.

         12.     TRANSFER OF OPTIONS

         An Option or SAR shall not be transferable by an Optionee other than by operation of a death beneficiary designation made by the Optionee in accordance with rules established by the Committee, or by will or the applicable laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative if the Optionee is legally incompetent. No Option or SAR shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or SAR, or levy of attachment or similar process upon the Option or SAR not specifically permitted herein shall be null and void and without effect.

         13.     GENERAL

         13.1 Tax Withholding. At the time Iridium is required to withhold any Federal Insurance Contribution Act ("FICA") tax and/or any federal, state or local tax of any kind with respect to the exercise of any Option, the Optionee shall pay to Iridium the amount of any such FICA, federal, state or local tax or taxes required to be withheld. The obligations of Iridium under the Plan shall be conditional on payment of all withholding taxes, and Iridium shall have the right to deduct any such taxes from any payment of any kind under the Plan or otherwise due to the Optionee

         13.2 Compliance With Legal Requirements. Anything in the Plan to the contrary notwithstanding: (a) Iridium may, if it shall determine it necessary or desirable for any reason, at the time of award of any Option or SAR or the issuance of any Shares, require the Optionee, as a





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condition to the receipt thereof or to the receipt of Shares issued pursuant thereto, to deliver to Iridium a written representation of present intention to acquire the Option or SAR, or the Shares issued pursuant thereto, for his or her own account for investment and not for distribution; and (b) if at any time Iridium further determines that the listing, registration or qualification (or any updating of any such document) of any Option or SAR, or the Shares issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of any Option or SAR, or the issuance of Shares pursuant thereto, such Option or SAR shall not be granted or such Shares shall not be issued, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Iridium. In addition, Iridium may terminate any Option or SAR, or terminate, condition, restrict or limit the issuance or delivery of any Shares, if it determines that such Option or delivery violates any applicable laws, regulations or rules, including but not limited to those of any stock exchange or Rule 16b-3.

         13.3 Indemnification and Exculpation. Each person who is or shall have been a member of the Board or of the Committee shall be indemnified and held harmless by Iridium against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with Iridium's written approval) or paid by such person in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of such person's bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give Iridium an opportunity, at its own expense, to participate in, and to the extent it may wish, to assume the defense thereof before such person undertakes to handle it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law, under the Delaware Limited Liability Company Act, the Certificate of Incorporation or By-Laws of Iridium or otherwise, or any power that Iridium may have to indemnify such person or hold such person harmless. Each member of the Board or of the Committee, and each Employee of Iridium shall be fully justified in relying or acting upon any information furnished on behalf of Iridium by any person or persons other than himself or herself in connection with the administration of the Plan. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an Employee of Iridium, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action taken (including the furnishing of information) or any failure to act, if in good faith.

         13.4 Headings. The headings of the sections and subsections of the Plan are for convenience of reference only and shall not be used to construe any provision of the Plan.





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         13.5    Governing Law.  The Plan shall be governed by, and construed and administered in accordance with the laws of the State of Delaware except to the extent that any federal law otherwise controls.

         13.6 Employment Rights. Nothing in the Plan or in any grant of any Option shall restrict the right of Iridium to terminate the employment of any Optionee at any time, with or without cause, or to increase or decrease the compensation of any Optionee.

         13.7 Rights as a Shareholder. No Employee shall have any right or privileges as a shareholder unless and until certificates for Shares are issuable to him or her.

         13.8 Leaves of Absence and Disability. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Employee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leaves of absence shall constitute a termination of employment within the meaning of the Plan, and (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any Employee who takes such leave of absence.

         13.9 Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to Iridium or the Committee (a) on the date it is personally delivered to the Secretary of Iridium its principal executive offices or (b) three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to an Employee (a) on the date it is personally delivered to him or her or (b) three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of Iridium.





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